As filed with the Securities and Exchange Commission on August 2, 2000
                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------

                                  US LEC CORP.
             (Exact name of Registrant as specified in its Charter)

         Delaware                                    56-2065535
 (State or other Jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or Organization)

            Morrocroft III
         6801 Morrison Boulevard
         Charlotte, North Carolina                      28211
 (Address of principal executive offices)             (Zip Code)

                               -------------------

                                  US LEC Corp.
                       1998 Omnibus Stock Plan, As Amended


                            (Full title of the Plans)
                               -------------------

                              Aaron D. Cowell, Jr.
                                    President
                                  US LEC Corp.
                                 Morrocroft III
                             6801 Morrison Boulevard
                         Charlotte, North Carolina 28211
                     (Name and Address of Agent for Service)

                                 (704) 319-1000
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                            Barney Stewart III, Esq.
                             Moore & Van Allen, PLLC
                        100 North Tryon Street, Floor 47
                      Charlotte, North Carolina 28202-4003
                                 (704) 331-1000
                               ------------------

                                               CALCULATION OF REGISTRATION FEE
=========================== ====================== ============================ ====================== =======================

Title of Securities to be       Amount to be        Proposed Maximum Offering     Proposed Maximum
        Registered               Registered            Price Per Share(1)        Aggregate Offering          Amount of
                                                                                        Price             Registration Fee
--------------------------- ---------------------- ---------------------------- ---------------------- -----------------------
Class A Common Stock          1,500,000                   $12.125                $18,187,500               $4,801.50

=========================== ====================== ============================ ====================== =======================

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, based upon the average of the high and low prices reported by Nasdaq on July 31, 2000.

                                EXPLANATORY NOTE

         This Registration Statement covers 1,500,000 shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), of US LEC Corp. (the "Company" or the "Registrant") reserved for issuance under the Company's 1998 Omnibus Stock Plan (the "Omnibus Plan"). Pursuant to Rule 428 promulgated under the Securities Act, the Company intends to deliver a prospectus meeting the requirements of Part I of Form S-8 to all participants in the Omnibus Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents heretofore filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The contents of the Company's Registration Statements on Form S-8, Commission File Numbers 333-61617 and 333-78075, including exhibits thereto, are both hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein;

         (b) The Company's Annual Report on Form 10-K, as amended by a Form 10-K/A, for the fiscal year ended December 31, 1999;**

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

         (d) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A (File No. 000-24061) filed on April 21, 1998 pursuant to Section 12(g) of the Exchange Act.

         In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.

Exhibit No.       Description of Document
-----------       -----------------------

5                 Opinion of Moore & Van Allen, PLLC

23.1              Consent of Deloitte & Touche, LLP

23.2 Consent of Moore & Van Allen, PLLC (included in the opinion filed as Exhibit No. 5)

24                Power of Attorney (included on the signature page.)

Item 9.  Undertakings.

         (a) The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution previously not disclosed in this Registration Statement or any material change to such information in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 2, 2000.

                                             US LEC CORP.


                                             By:   /S/ AARON D. COWELL, JR.
                                                  -------------------------
                                                  Aaron D. Cowell, Jr.
                                                  President

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Aaron D. Cowell, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacity, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could, do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                               Title                                 Date
            ---------                                               -----                                 ----
/S/ RICHARD T. AAB                                     Chairman of the Board of Directors              June 16, 2000
------------------------------------
Richard T. Aab

/S/ TANSUKH V. GANATRA                                 Vice Chairman of the Board of                   June 16, 2000
------------------------------------                   Directors and Chief Executive Officer
Tansukh V. Ganatra

/S/ AARON D. COWELL, JR.                               President                                       August 2, 2000
------------------------------------
Aaron D. Cowell, Jr.

/S/ MICHAEL K. ROBINSON                                Executive Vice President and Chief              August 2, 2000
------------------------------------                   Financial Officer
Michael K. Robinson

/S/ DAVID M. FLAUM                                     Director                                         June 16, 2000
------------------------------------
David M. Flaum

/S/ STEVEN L. SCHOONOVER                               Director                                         June 12, 2000
---------------------------
Steven L. Schoonover

/S/ ANTHONY J. DINOVI                                  Director                                         June 16, 2000
------------------------------------
Anthony J. Dinovi

/S/ MICHAEL A. KRUPKA                                  Director                                         June 16, 2000
------------------------------------
Michael A. Krupka

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